Exhibit 10.50

AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED EMPLOYMENT AGREEMENT (the "Agreement") is effective as of November 21, 2013 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC. (the “Company”) and KIRK LARSEN (the “Employee”). This Agreement replaces and supersedes the Employment Agreement between the parties dated March 7, 2013, as amended on April 29, 2013. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.Purpose and Release. The purpose of this Agreement is to restate all prior agreements between Company, and any of its affiliates, and Employee relating to the subject matter of this Agreement (including, without limitation, the Employment Agreement dated March 7, 2013, as amended on April 29, 2013, by and between Company and Employee), to recognize Employee's significant contributions to the overall financial performance and success of Company, to protect Company's business interests through the addition of restrictive covenants, to assure Company of the services of Employee following the Effective Date, and to provide a single, integrated document which shall provide the basis for Employee's continued employment by Company. In consideration of the execution of this Agreement, the parties each release all rights and claims that they have, had or may have arising under all prior agreements.
2.    Employment and Duties. Subject to the terms and conditions of this Agreement, from the Effective Date through December 31, 2013, the Company agrees to employ the Employee as Corporate Executive Vice President and Treasurer. During this time, Employee will focus on the transition of his duties and such other projects and assignments as may be identified by the Company. Commencing as of December 2, 2013 (the “Transition Date”), Employee shall not be required to come into the office on a daily basis but shall make himself available, on reasonable notice, to assist the Company in areas where Employee’s knowledge and experience may be valuable.
3.    Term. The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2013 (the "Termination Date"). Employee’s employment with the Company will terminate on December 31, 2013, without further action or notice required by either party.
4.    Salary. From the Effective Date through the Termination Date, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of $315,000 per year, payable at the time and in the manner dictated by Company's standard payroll policies (the "Annual Base Salary").
5.    Other Compensation and Fringe Benefits. Employee shall be entitled to the following:

(a)
Continued eligibility, until the Termination Date, as a full-time, active employee, for medical, dental and other insurance coverage (for Employee and any covered dependents) provided by Company to employees generally; and,

(b)
An annual incentive bonus opportunity for the full year of 2013 ("Annual Bonus") under Company's annual incentive plan ("Annual Bonus Plan"), with such opportunity to be earned based upon attainment of performance objectives set forth in the “2013 Corporate Officers’ Annual Incentive Plan.” Employee's target Annual Bonus under the Annual Bonus Plan shall be 70% of Employee's current Annual Base Salary, with a maximum of up to 140% of Employee's current Annual Base Salary. Any bonus earned shall be paid to Employee no later than March 15, 2014.

6.    Outstanding Equity Awards. Employee acknowledges that all stock options and restricted stock previously granted by Company to Employee that are not vested as of the Termination Date will be forfeited as of that date, except that Employee will remain eligible for the vesting of the first tranche of the November 8, 2012 restricted share grant, provided that the Company satisfies the performance vesting requirement associated with that grant. The determination of whether the Company has satisfied that performance vesting requirement will be made no later than February 28, 2014. All stock options previously granted by Company to Employee that have vested as of the Termination Date will be exercisable in accordance with the terms of the applicable grant agreement.
7.    Retention Cash Incentive.    Employee acknowledges that, as of the Termination Date, he will forfeit the Retention Cash Incentive of $150,000, which would be payable on April 15, 2014, if Employee remained employed by the Company.
8.    Confidential Information. Employee has occupied a position of trust and confidence and has had access to substantial information about Company and its affiliates and their operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the financial positions and financing arrangements of Company and its affiliates. Employee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of Company and/or its affiliates, as the case may be. Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to Company's or its affiliates' methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by Company or any of its affiliates, nor will Employee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this section. Accordingly, during the Employment Term and at all times thereafter Employee will not disclose, or permit or encourage anyone else to disclose, any such information, nor will Employee utilize any such information, either alone or with others, outside the scope of Employee's duties and responsibilities with Company and its affiliates.
9.    Non-Competition. The parties acknowledge that the Employee has acquired substantial knowledge and information concerning the business of the Company and its affiliates as a result of employment. The parties further acknowledge that the scope of business in which the Company and its affiliates are engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by the Employee in that business after the Employment Term would severely injure the Company and its affiliates. Accordingly, for twelve months following the Termination Date, the Employee agrees: (1) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that directly competes with the Company or its affiliates in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of the Company or an affiliate.
Exclusion: The parties agree that working, directly or indirectly, for Fidelity National Financial, Inc., its affiliates or their successors, shall not be considered competitive to Company or its affiliates for the purpose of this section.
10.    Return of Company Documents. Upon termination, Employee shall return immediately to Company all records and documents of or pertaining to Company or its affiliates and shall not make or retain any copy or extract of any such record or document, or any other property of Company or its affiliates.
11.    Improvements and Inventions. Any and all improvements or inventions that Employee may make or participate in during the Employment Term, unless wholly unrelated to the business of Company and its affiliates and not produced within the scope of Employee's employment hereunder, shall be the sole and exclusive property of Company. Employee shall, whenever requested by Company, execute and deliver any and all documents that Company deems appropriate in order to apply for and obtain patents or copyrights in improvements or inventions or in order to assign and/or convey to Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents, copyrights or applications.
12.    Actions and Survival. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that Company will not have an adequate remedy at law in the event of a failure by Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. Therefore, in the event of a breach of this Agreement by Employee, Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from a court of competent jurisdiction to restrain or compel Employee to perform as agreed herein. Notwithstanding any termination of this Agreement or Employee's employment, Section 9 shall remain in effect until all obligations and benefits resulting from a termination of Employee's employment during the Term are satisfied. In addition, Sections 10 through 26 shall survive the termination of this Agreement or Employee's employment and shall remain in effect for the periods specified therein or, if no period is specified, until all obligations thereunder have been satisfied. Nothing in this Agreement shall in any way limit or exclude any other right granted by law or equity to Company.
13.    Release. In consideration of the salary and benefits described herein, to which Employee would not otherwise be entitled, Employee agrees to execute the Release attached hereto as Exhibit A.
14.    Entire Agreement and Amendment. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter. This Agreement may be amended only by a written document signed by both parties to this Agreement.
15.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in Duval County, Florida.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
17.    Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be promptly paid by the other party its reasonable legal fees, court costs and litigation expenses, all as determined by the court and not a jury, and such payment shall be made by the non-prevailing party within sixty (60) days of the date the right to the payment amount is so determined; provided, however, that following Employees termination of employment with Company, if any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, Company shall pay (on an ongoing basis) to Employee to the fullest extent permitted by law, all legal fees, court costs and litigation expenses reasonably incurred by Employee or others on Employee's behalf (such amounts collectively referred to as the "Reimbursed Amounts"); provided, further, that Employee shall reimburse Company for the Reimbursed Amounts if it is determined that a majority of Employee's claims or defenses were frivolous or without merit. Requests for payment of Reimbursed Amounts, together with all documents required by Company to substantiate them, must be submitted to Company no later than ninety (90) days after the expense was incurred. The Reimbursed Amounts shall be paid by Company within ninety (90) days after receiving the request and all substantiating documents requested from Employee. The rights under this section shall survive the termination of employment and this Agreement until the expiration of the applicable statute of limitations.
18.    Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants in this Agreement.
19.    Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United

States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:
To Company:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attention: General Counsel

To Employee:

At the most recent address on file at Company

20.    Tax Withholding. Company or an affiliate may deduct from all compensation and benefits payable under this Agreement any taxes or withholdings Company is required to deduct pursuant to state, federal or local laws.

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

FIDELITY NATIONAL INFORMATION SERVICES, INC. By: /s/ Michael P. Oates ________________ Its: CEVP, General Counsel

KIRK LARSEN /s/ Kirk T. Larsen _____________________

Exhibit A

RELEASE
This Release (“Release”) is entered into by Kirk Larsen (the “Employee”) pursuant to paragraph 13 of the Amended Employment Agreement which has an effective date of November 21, 2013.
1.    The Employee and Fidelity National Information Services, Inc. (the “Company”) entered into an Amended Employment Agreement (the “Agreement”) with an effective date of November 21, 2013. The Agreement provided for the continuation of Employee’s employment though December 31, 2013. Employee understands and agrees that a material reason the Company agreed to continue Employee’s employment under the terms of the Agreement, and to pay the amounts set forth in the Agreement, was the Employee’s agreement to this Release. Employee and the Company further agree that the continuation of Employee’s employment and the payments and benefits provided to Employee pursuant to the Agreement constitute good and valuable consideration over and above anything of value to which the Employee is already entitled.

2.    Employee acknowledges and agrees that no other sums or amounts are or will be due or owing to Employee, and expressly waives any rights or claims to additional sums, amounts, or privileges not expressly provided for in the Agreement or this Release.
3.    The Employee has 21 days after receipt of this Release to consider it, which period may be waived.
4.    The Employee (for himself and on behalf of Employee’s agents, assigns, heirs, executors, and administrators) waives, and releases Fidelity National Information Services, Inc., its subsidiaries, successors and affiliates, and its and their directors, officers, employees, representatives, agents and attorneys, both individually and collectively (hereinafter collectively referred to as "the Released Parties"), from, all claims, rights and causes of action, both known and unknown, in law or in equity, of any kind whatsoever that the Employee has or could have maintained against any of the Released Parties through the date of signing this Agreement. Without limiting the generality of the foregoing, the Employee waives, and releases all of the Released Parties from, all claims, rights and causes of action relating to or arising out of the Employee’s employment with, conditions of employment with, compensation by, or separation of employment from, any of the Released Parties, including, but not limited to, those under Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974 (ERISA), as amended; the Rehabilitation Act of 1973, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; Executive Orders 11246 and 11478; the Family and Medical Leave Act of 1993; the Sarbanes-Oxley Act of 2002; the Equal Pay Act of 1963, as amended; the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended; the Worker Adjustment and Retraining Notification Act (WARN); the Genetic Information Nondiscrimination Act; the Florida Civil Rights Act of 1992, Florida Statutes §§ 760.01 et seq.; Florida Statutes §§ 112.3187, 440.205, and 448.101-.105; any other federal or state law or local ordinance; any suit in tort (including negligence) or contract (whether oral, written or implied), including violation of a covenant of good faith and fair dealing, breach of an implied employment contract, breach of an oral or written contract, misrepresentation, defamation, slander, invasion of privacy, fraud, intentional or negligent infliction of emotional distress, interference with prospective economic advantage, interference with contractual relations, interference with advantageous business relations, assault, battery, or negligent retention, supervision or training; any claim for compensation, bonuses, commissions, lost wages, unused accrued vacation or sick pay; any claim that in any way relates to the design or administration of any employee benefit plan; any claim to entitlement to any severance or similar benefits or post-termination health or group insurance benefits; or any other common law, statutory or equitable basis of action.
5.    Through this Release, the Employee does not waive his right to any benefits provided for in the Agreement or his right to enforce the Agreement. Furthermore, the Employee does not waive his rights to any vested benefits under the Company 401(k) plan and Omnibus Incentive Plan, and does not waive any right that may not be waived in this manner.

6.    In accordance with the Older Workers Benefit Protection Act, Employee acknowledges and agrees that:
a.    He has read and understands this Release in its entirety and understands that he is waiving any claims under the Age Discrimination in Employment Act;
b.    He is advised to consult with an attorney concerning this Release before signing;
c.    He has been given a reasonable period of time to consider this release before signing, but not less than twenty-one (21) days;
d.    He has the right to revoke this Release in full within seven (7) calendar days of signing it by notifying Michael Oates in writing of such revocation at 601 Riverside Avenue, Jacksonville, Florida 32204. The terms and provisions of this Release shall not become effective or be enforceable until such revocation period has expired;
e.    Nothing contained in this Release waives any claim that may arise after the date of its execution, including workers’ compensation and any rights Employee may have to insurance protection or indemnification for actions performed by him within the course and scope of his duties as an employee of the Company.
7.    Employee executes this Release knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration. Employee is fully aware of his rights and has carefully read and fully understands all provisions of this Agreement before signing.

I, Kirk Larsen, executed this release effective as of the date and year shown below.

.

Dated:     November 21, 2013            By: /s/ Kirk Larsen                                             Kirk Larsen